EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in the Endeavour International Corporation Form 10-K for the year ended December 31, 2011, and the incorporation by reference in the Company’s Registration Statement Nos. 333-118503, 333-130515, 333-132684, 333-139304, 333-149744, 333-163781 and 333-165853 on Forms S-3 and Nos. 333-119577, 333-128692, 333-143794, 333-149743, 333-157967, 333-169851, and 333-171392 on Form S-8 as amended, of the reference to Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons

Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

March 7, 2012